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As filed with the United States Securities and Exchange Commission on July 13, 2009

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
Registration Statement Under the Securities Act of 1933

INTREPID POTASH, INC.
(Exact name of registrant as specified in its charter)

Delaware	26-1501877
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

707 17th Street, Suite 4200
Denver, Colorado 80202
(303) 296-3006
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

David W. Honeyfield
Executive Vice President, Chief Financial Officer, Treasurer and Secretary
Intrepid Potash, Inc.
707 17th Street, Suite 4200
Denver, Colorado 80202
(303) 296-3006
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
W. Dean Salter
Martha D. Rehm
Holme Roberts & Owen LLP
1700 Lincoln Street, Suite 4100
Denver, Colorado 80203
(303) 861-7000

          Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.001 par value per share

Preferred Stock, $0.001 par value per share

Debt Securities	(1)	(1)	(1)	(2)

Guarantees of Debt Securities

Warrants

(1)
Such indeterminate number or amount of common stock, preferred stock, debt securities, guarantees of debt securities and warrants is being registered as may from time to time be sold at indeterminate prices. This Registration Statement also includes such indeterminate amount of common stock, preferred stock and debt securities as may be resold from time to time upon exercise of warrants or conversion of convertible securities being registered hereunder.

(2)
In accordance with Rule 456(b) and Rule 457(r) under the Securities Act, the Registrant is deferring payment of the entire registration fee.

PROSPECTUS

INTREPID POTASH, INC.

COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
GUARANTEES OF DEBT SECURITIES
WARRANTS

        We or selling securityholders may from time to time offer to sell common stock, preferred stock, debt securities (which may be guaranteed by one or more of our direct or indirect subsidiaries) or warrants. Each time we or a selling securityholder sells securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered, such as the amounts and prices. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

        Our common stock is listed on the New York Stock Exchange under the symbol "IPI."

        Investing in our securities involves a high degree of risk. You should carefully consider the "Risk Factors" section of our filings with the Securities and Exchange Commission (the "SEC") and the applicable prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        We may sell securities directly or to or through underwriters, dealers or agents. For additional information on the method of sale, you should refer to the section entitled "Plan of Distribution." The names of any underwriters, dealers or agents involved in the sale of any securities and the specific manner in which they may be offered, including any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth in the prospectus supplement covering the sale of those securities.

The date of this prospectus is July 13, 2009.

        You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement to this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement is accurate as of the date on their respective covers. Our business, financial condition, results of operations and prospects may have changed since that date.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement we filed with the SEC using a "shelf" registration process. We may sell any combination of the securities described in this prospectus from time to time.

        The types of securities that we or selling securityholders may offer and sell from time to time pursuant to this prospectus are:

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  common stock;

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  preferred stock;

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  debt securities (which may be guaranteed by one or more of our direct or indirect subsidiaries); and

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  warrants.

        Each time we or selling securityholders sell securities pursuant to this prospectus, we will describe in a prospectus supplement, which we or selling securityholders will deliver with this prospectus, specific information about the offering and the terms of the particular securities offered. In each prospectus supplement we will include the following information, if applicable:

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  the type and amount of securities that we or selling securityholders propose to sell;

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  the initial public offering price of the securities;

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  the names of any underwriters or agents through or to which we or selling securityholders will sell the securities;

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  any compensation of those underwriters or agents; and

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  information about any securities exchanges or automated quotation systems on which the securities will be listed or traded.

        In addition, the prospectus supplement may also add, update or change the information contained in this prospectus.

        Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

RISK FACTORS

        An investment in our securities involves significant risks. Before you invest in any of our securities, you should carefully consider the information included and incorporated or deemed to be incorporated by reference in this prospectus and the applicable prospectus supplement, including the risk factors under the heading "Risk Factors" in our Annual Report on Form 10-K filed with the SEC on March 6, 2009, which is incorporated by reference into this prospectus and the applicable prospectus supplement, as the same may be updated from time to time by our future filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

        Our business, financial position, results of operations, liquidity or prospects could be adversely affected by any of these risks.

CAUTIONARY INFORMATION REGARDING
FORWARD-LOOKING STATEMENTS

        Throughout this prospectus and the applicable prospectus supplement (including information incorporated or deemed incorporated by reference in this prospectus), we make statements that may be deemed "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. In some cases, you can identify these statements by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "should," "will" and "would" or similar words. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future operating results or of our financial position or state other forward-looking information. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. You should not place undue reliance on these forward-looking statements, which apply only as of the date they are made. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to the following:

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  changes in the price of potash or Intrepid Trio™;

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  operational difficulties at our facilities;

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  changes in demand and/or supply for potash or Intrepid Trio™;

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  changes in our reserve estimates;

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  our ability to achieve the initiatives of our business strategy, including but not limited to the development of the HB mine as a solution mine;

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  changes in the prices of our raw materials, including but not limited to the price of natural gas;

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  fluctuations in the costs of transporting our products to customers;

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  changes in labor costs and availability of labor with mining expertise;

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  the impact of federal, state or local government regulations, including but not limited to environmental, and mining and taxation regulations;

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  competition in the fertilizer industry;

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  declines in U.S. agricultural production;

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  declines in fertilizer application rates;

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  declines in oil and gas drilling;

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  changes in economic conditions;

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  adverse weather events at our facilities;

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  our ability to comply with applicable covenants inherent in our current and future debt obligations to avoid defaulting under those agreements; and

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  other risks described under "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2008, which risk factors are incorporated by reference in this prospectus.

        This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative but not exhaustive. Accordingly, all forward-looking statements should be evaluated with an understanding of their inherent uncertainty. Before you invest in our securities, you should be aware that the occurrence of one or more of the events described in "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2008, which risk factors are incorporated by reference in this prospectus, and elsewhere in this prospectus, the applicable prospectus supplement and in our filings with the SEC, could have a material adverse effect on our business, operating results and financial position.

THE COMPANY

        We are a domestic producer of muriate of potash (MOP or potassium chloride) and we are dedicated to the production and marketing of potash and langbeinite (sulfate of potash magnesia), another mineral that contains potassium. We were incorporated in the state of Delaware on November 19, 2007, for the purpose of continuing the business of Intrepid Mining LLC ("Mining") in corporate form after an initial public offering ("IPO") which closed on April 25, 2008. Prior to April 25, 2008, we were a consolidated subsidiary of Mining, the predecessor company. Beginning on April 25, 2008, Mining's ongoing business has been conducted by Intrepid including all operations that previously had been conducted by Mining. Our common stock trades on the New York Stock Exchange under the ticker "IPI."

        Our principal offices are located at 707 17th Street, Suite 4200, Denver, Colorado 80202, and our telephone number is (303) 296-3006. Our web site address is www.intrepidpotash.com. Information contained on our web site is not a part of this prospectus or any accompanying prospectus supplement.

        Unless specified otherwise herein, when we use "Intrepid," the "Company," "our," "we" or "us," we are referring to Intrepid Potash, Inc. and its consolidated subsidiaries. References to "Mining" are to Intrepid Mining LLC. References to "Moab," "NM," "HB," and "Wendover" are to Intrepid Potash—Moab, LLC, Intrepid Potash—New Mexico, LLC, HB Potash, LLC, and Intrepid Potash—Wendover, LLC, respectively, our principal operating subsidiaries. References to "West," "East," and "North" refer to mines and mills within NM. References to "tons" refer to short tons. One short ton equals 2,000 pounds.

 USE OF PROCEEDS

        We intend to use the net proceeds we receive from the sale of securities by us as set forth in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by selling securityholders.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for the years and periods indicated. As we have no shares of preferred stock outstanding as of the date of this prospectus, no ratio of earnings to combined fixed charges and preferred stock dividends is presented.

	Intrepid Potash, Inc.		Intrepid Mining LLC
		Period from April 25, 2008 through December 31, 2008	Period from January 1, 2008 through April 24, 2008
	Three Months Ended March 31, 2009			Year Ended December 31,
				2007	2006	2005	2004
Ratio of earnings to fixed charges	63.5	88.1	16.6	3.9	6.7	13.0	9.9

        The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. Earnings consist of income from continuing operations before income taxes, fixed charges and amortization of capitalized interest, less capitalized interest. Fixed charges consist of interest expense, capitalized interest, amortization of debt expense, and interest within rent expense.

DIVIDEND POLICY

        For the foreseeable future, we intend to retain earnings to reinvest for future operations and growth of our business and do not anticipate paying any cash dividends on our common stock. However, our board of directors, in its discretion, may decide to declare a dividend at an appropriate time in the future. A decision to pay a dividend would depend upon, among other factors, our results of operations, financial condition and cash requirements and the terms of our credit facility and other financing agreements at the time such a payment is considered.

DESCRIPTION OF CAPITAL STOCK

        The following descriptions of our capital stock and provisions of our restated certificate of incorporation and amended and restated bylaws are summaries and are qualified by reference to the complete text of the restated certificate of incorporation and amended and restated bylaws, which have been filed as exhibits to the registration statement of which this prospectus is a part. For information on how to obtain copies of the restated certificate of incorporation and amended and restated bylaws, see "Where You Can Find More Information."

Authorized Capital Stock

        Our authorized capital stock consists of:

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  100,000,000 shares of common stock, par value $0.001 per share; and

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  20,000,000 shares of preferred stock, par value $0.001 per share.

        As of June 30, 2009, we had 75,032,086 shares of common stock and no shares of preferred stock outstanding. As of June 30, 2009, pursuant to the Intrepid Potash, Inc. 2008 Equity Incentive Plan, we had the following outstanding equity awards:

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  251,350 shares of non-vested, restricted common stock; and

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  stock options for which 174,229 shares of common stock may be issued upon exercise of such stock options in accordance with the respective terms of each option agreement governing each stock option.

        As of June 30, 2009, we had 4,385,459 shares available for award under the 2008 Equity Incentive Plan.

Common Stock

        The following is a summary of the terms of our common stock. For additional information regarding our common stock, please refer to our restated certificate of incorporation, our amended and restated bylaws and the applicable provisions of Delaware law (the "DGCL").

        Voting Rights.    Each holder of common stock is entitled to one vote per share on all matters to be voted on by stockholders except those matters on which a separate class of stockholders vote by class to the exclusion of the shares of common stock. Generally, matters to be voted on by stockholders must be approved by the vote of a majority (or, in the case of election of directors, a plurality) of our outstanding common stock. Except as otherwise required by the DGCL, our restated certificate of incorporation or the voting rights granted to any preferred stock we subsequently issue, the holders of outstanding shares of common stock and preferred stock entitled to vote thereon, if any, will vote as one class with respect to all matters to be voted on by our stockholders.

        Dividend Rights.    Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to declare dividends and only then at the times and in the amounts that our board of directors may determine.

        Right to Receive Liquidation Distributions.    Upon our dissolution, liquidation or winding-up, the assets legally available for distribution to our stockholders are distributable ratably among the holders of our common stock, subject to prior satisfaction of all outstanding debts and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

        Other Provisions.    Holders of our common stock have no redemption, preemptive, subscription or conversion rights.

        Listing.    Our common stock is listed on the New York Stock Exchange under the symbol "IPI." Computershare Trust Company is the registrar, transfer agent, conversion agent and dividend disbursing agent for our common stock.

Preferred Stock

        Our board of directors is authorized, without further stockholder approval, except as may be required by applicable NYSE rules, to issue from time to time up to an aggregate of 20,000,000 shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each such series thereof, including the dividend rights, dividend rates, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of such series. No shares of preferred stock are presently outstanding and we have no present plans to issue any shares of preferred stock.

Anti-Takeover Effects of Certain Provisions of Delaware Law, the Certificate of Incorporation and the Bylaws

        Some provisions of Delaware law and our restated certificate of incorporation and amended and restated bylaws could make the following transactions more difficult:

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  acquisition of our company by means of a tender offer, a proxy contest or otherwise; and

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  removal of our incumbent officers and directors.

        These provisions, summarized below, are expected to discourage and prevent coercive takeover practices and inadequate takeover bids. These provisions are designed to encourage persons seeking to acquire control of our company to first negotiate with our board of directors. They are also intended to provide our management with the flexibility to enhance the likelihood of continuity and stability if our board of directors determines that a takeover is not in the best interests of our stockholders. These provisions, however, could have the effect of discouraging attempts to acquire us, which could deprive our stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

        Delaware Anti-Takeover Statute.    We are subject to Section 203 of the Delaware General Corporation Law. Section 203 is an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date that the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a business combination includes a merger, asset or stock sale, or another transaction resulting in a financial benefit to the interested stockholder. Generally, an interested stockholder is a person who, together with affiliates and associates, owns 15% or more of the corporation's voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions that are not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

        Special Stockholder Meetings.    Under our restated certificate of incorporation and amended and restated bylaws, only our board of directors is able to call special meetings of stockholders.

        Election and Removal of Directors.    Our restated certificate of incorporation and our amended and restated bylaws contain provisions that establish specific procedures for appointing and removing members of the board of directors. Under our restated certificate of incorporation and amended and restated bylaws, our board is classified into three classes of directors and, under our amended and restated bylaws, directors are elected by a plurality of the votes cast in each election. Only one class of our directors stands for election at each annual meeting, and directors are elected to serve three-year terms. In addition, our restated certificate of incorporation and amended and restated bylaws provide that vacancies and newly created directorships on the board of directors are filled only by a majority of the directors then serving on the board (except as otherwise required by law). Our restated certificate of incorporation provides that directors may be removed only for cause.

        Undesignated Preferred Stock.    The authorization of undesignated, or "blank check," preferred stock would make it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company.

        Requirements for Advance Notification of Stockholder Nominations and Proposals.    Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. Our amended and restated bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice thereof in writing. Our amended and restated bylaws also specify certain requirements as to the form and content of a stockholder's notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

        No Stockholder Action by Written Consent.    Our restated certificate of incorporation and amended and restated bylaws do not permit stockholders to act by written consent without a meeting.

        No Cumulative Voting.    Under Delaware law, cumulative voting for the election of directors is not permitted unless a corporation's certificate of incorporation authorizes cumulative voting. Our restated certificate of incorporation and amended and restated bylaws do not provide for cumulative voting in the election of directors. Cumulative voting allows a minority stockholder to vote a portion or all of its shares for one or more candidates for seats on the board of directors. Without cumulative voting, a minority stockholder is not able to gain as many seats on our board of directors based on the number of shares of our stock the stockholder holds as the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our board of directors to influence our board's decision regarding a takeover.

        These and other provisions could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

 DESCRIPTION OF DEBT SECURITIES

        The following descriptions of the debt securities do not purport to be complete and are subject to and qualified in their entirety by reference to the indenture, a form of which has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. Any future supplemental indenture or similar document also will be so filed. You should read the indenture and any supplemental indenture or similar document because they, and not this description, define your rights as holder of our debt securities. All capitalized terms have the meanings specified in the indenture.

        As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue separately or upon exercise of a debt warrant from time to time. The debt securities may either be senior debt securities or subordinated debt securities. The debt securities we offer will be issued under an indenture between us and a trustee to be named therein. Unless otherwise specified in the applicable prospectus supplement, Wells Fargo Bank, N.A. will serve as the trustee. Debt securities, whether senior or subordinated, may be issued as convertible debt securities or exchangeable debt securities.

        As used in this "Description of Debt Securities," the terms "Intrepid," "we," "our," and "us" refer to Intrepid Potash, Inc., a Delaware corporation, and do not, unless otherwise specified, include our subsidiaries.

General Terms of the Indenture

        The debt securities will be our direct unsecured obligations. The senior debt securities will rank equally with all of our other senior unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to all of our present and future senior indebtedness to the extent and in the manner described in the prospectus supplement and, if applicable, in a pricing supplement, and as set forth in the supplemental indenture, board resolution or officers' certificate relating to such offering.

        The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit designated by us. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to afford holders of any debt securities protection with respect to our operations, financial condition or transactions involving us.

        We may issue the debt securities issued under the indenture as "discount securities," which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount may, for U.S. federal income tax purposes, be treated as if they were issued with "original issue discount," or "OID," because of interest payment and other characteristics. Special U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement or pricing supplement, if any.

        The applicable prospectus supplement for a series of debt securities that we issue, together with a pricing supplement, if any, will describe, among other things, the following terms of the offered debt securities:

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  the title;

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  the aggregate principal amount;

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  whether issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

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  whether issued in the form of one or more global securities and whether all or a portion of the principal amount of the debt securities is represented thereby;

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  the price or prices at which the debt securities will be issued;

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  the date or dates on which principal is payable;

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  the place or places where and the manner in which principal, premium or interest will be payable and the place or places where the debt securities may be presented for transfer and, if applicable, conversion or exchange;

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  interest rates, and the dates from which interest, if any, will accrue, and the dates when interest is payable;

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  the right, if any, to extend the interest payment periods and the duration of the extensions;

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  our rights or obligations to redeem or purchase the debt securities, including sinking fund or partial redemption payments;

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  conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

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  the currency or currencies of payment of principal or interest;

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  the terms applicable to any debt securities issued at a discount from their stated principal amount;

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  the terms, if any, pursuant to which any debt securities will be subordinate to any of our other debt;

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  if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

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  if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

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  any provisions for the remarketing of the debt securities;

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  if applicable, covenants affording holders of debt protection with respect to our operations, financial condition or transactions involving us; and

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  any other specific terms of any debt securities.

        The applicable prospectus supplement or pricing supplement, if any, will set forth certain U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are listed or quoted, if any.

        Debt securities issued by us will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries.

        Unless otherwise provided in the applicable prospectus supplement, all securities of any one series need not be issued at the same time and may be issued from time to time without consent of any holder.

Subordination

        The prospectus supplement or pricing supplement, if any, relating to any offering of subordinated debt securities will describe the specific subordination provisions, including the extent of subordination of payments by us of the principal of, premium, if any, and interest on such subordinated debt securities.

Conversion or Exchange Rights

        Debt securities may be convertible into or exchangeable for our other securities or property. The terms and conditions of conversion or exchange will be set forth in the applicable prospectus supplement or pricing supplement, if any. The terms will include, among others, the following:

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  the conversion or exchange price;

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  the conversion or exchange period;

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  provisions regarding the ability of us or the holder to convert or exchange the debt securities;

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  events requiring adjustment to the conversion or exchange price; and

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  provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

        We cannot consolidate or merge with or into, or transfer or lease all or substantially all of our assets to, any person unless: (1) we will be the continuing corporation; or (2) the successor corporation or person to which our assets are transferred or leased is a corporation organized under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations on the debt securities and under the indenture. In addition, we cannot effect such a transaction unless immediately after giving effect to such transaction, no default or event of default under the indenture shall have occurred and be continuing. Subject to certain exceptions, when the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we shall be discharged from all our obligations under the debt securities and the indenture, except in limited circumstances.

        This covenant would not apply to any recapitalization transaction, a change of control of us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Events of Default

        Unless otherwise indicated, the term "Event of Default," when used in the indenture, means any of the following:

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  failure to pay interest for 30 days after the date payment is due and payable; provided that, an extension of an interest payment period in accordance with the terms of the debt securities shall not constitute a failure to pay interest;

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  failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;

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  failure to make sinking fund payments when due;

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  failure to perform any other covenant for 90 days after notice that performance was required;

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  certain events relating to bankruptcy, insolvency or reorganization; or

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  any other Event of Default provided in the applicable resolution of our board of directors or the officers' certificate or supplemental indenture under which we issue series of debt securities.

        An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture. If an Event of Default relating to the payment of interest, principal or any sinking fund installment involving any series of debt securities has occurred and is continuing, the trustee or the holders of not less than 25%

in aggregate principal amount of the debt securities of each affected series may declare the entire principal of all the debt securities of that series to be due and payable immediately.

        If an Event of Default relating to the performance of other covenants occurs and is continuing for a period of 90 days after notice of such, or if any other Event of Default occurs and is continuing involving all of the series of senior debt securities, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of senior debt securities may declare the entire principal amount of all of the series of senior debt securities due and payable immediately.

        Similarly, if an Event of Default relating to the performance of other covenants occurs and is continuing for a period of 90 days after notice of such, or if any other Event of Default occurs and is continuing involving all of the series of subordinated debt securities, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of subordinated debt securities may declare the entire principal amount of all of the series of subordinated debt securities due and payable immediately.

        If, however, the Event of Default relating to the performance of other covenants or any other Event of Default that has occurred and is continuing is for less than all of the series of senior debt securities or subordinated debt securities, as the case may be, then, the trustee or the holders of not less than 25% in aggregate principal amount of each affected series of the senior debt securities or the subordinated debt securities, as the case may be, may declare the entire principal amount of all debt securities of such affected series due and payable immediately. The holders of not less than a majority in aggregate principal amount of the debt securities of a series may, after satisfying conditions, rescind and annul any of the above-described declarations and consequences involving the series.

        If an Event of Default relating to events in bankruptcy, insolvency or reorganization occurs and is continuing, then the principal amount of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

        The indenture provides that the trustee shall within 90 days after the occurrence of default (or 30 days after it is known by the trustee) with respect to a particular series of debt securities, give the holders of the debt securities of such series notice of such default known to it; provided that, except in the case of a default or Event of Default in payment of the principal, premium, if any, of, or interest on, any debt security of such series or in the payment of any redemption obligation, the trustee may withhold the notice if, and so long as, it in good faith determines that withholding the notice is in the interests of the holders of debt securities of that series.

        The indenture imposes limitations on suits brought by holders of debt securities against us. Except as provided below, no holder of debt securities of any series may institute any action against us under the indenture unless:

  •
  the holder has previously given to the trustee written notice of default and continuance of that default;

  •
  the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

  •
  the requesting holders have offered the trustee reasonable security or indemnity satisfactory to it for expenses and liabilities that may be incurred by bringing the action;

  •
  the trustee has not instituted the action within 60 days of the request; and

  •
  the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the series.

        Notwithstanding the foregoing, each holder of debt securities of any series has the right, which is absolute and unconditional, to receive payment of the principal of and premium and interest, if any, on such debt securities when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of that holder of debt securities.

        We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in compliance with any condition or covenant of the indenture.

Registered Global Securities

        We may issue the debt securities of a series in whole or in part in the form of one or more fully registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement or pricing supplement, if any, and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.

        Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

  •
  by the depositary for such registered global security to its nominee;

  •
  by a nominee of the depositary to the depositary or another nominee of the depositary; or

  •
  by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

        The prospectus supplement or pricing supplement, if any, relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

  •
  ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as "participants," or persons that may hold interests through participants;

  •
  upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

  •
  any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

  •
  ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

        The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

        So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security:

  •
  will not be entitled to have the debt securities represented by a registered global security registered in their names;

  •
  will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

  •
  will not be considered the owners or holders of the debt securities under the indenture.

        Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

        We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

        We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of Intrepid, the trustee or any other agent of Intrepid or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

        We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name." We also expect that any of these payments will be the responsibility of the participants.

        If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In such event, we will issue debt securities of that series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

        We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as "bearer global securities." We will deposit these bearer global securities with a common depositary for Euroclear Bank S.A./N.V., as operator of the Euroclear System, known as "Euroclear"

and Clearstream Banking, société anonyme, Luxembourg, known as "Clearstream," or with a nominee for the depositary identified in the prospectus supplement or pricing supplement, if any, relating to that series. The prospectus supplement or pricing supplement, if any, relating to a series of debt securities represented by a bearer global security will describe the specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, with respect to the portion of the series represented by a bearer global security.

Discharge, Defeasance and Covenant Defeasance

        We can discharge or defease our obligations under the indenture as set forth below. Unless otherwise set forth in the applicable prospectus supplement or pricing supplement, if any, the subordination provisions applicable to any subordinated debt securities will be expressly made subject to the discharge and defeasance provisions of the indenture.

        We may discharge our obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable within one year (or are scheduled for redemption within one year). We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations or foreign government obligations, as applicable, as trust funds, in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on the debt securities and any mandatory sinking fund payments.

        Unless otherwise provided in the applicable prospectus supplement or pricing supplement, if any, we may also discharge any and all of our obligations to holders of any series of debt securities at any time ("legal defeasance"). We also may be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an Event of Default ("covenant defeasance"). We may effect defeasance and covenant defeasance only if, among other things:

  •
  we irrevocably deposit with the trustee cash or U.S. government obligations or foreign government obligations, as applicable, as trust funds, in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal, premium, if any, and interest on all outstanding debt securities of the series; and

  •
  we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance or covenant defeasance and that legal defeasance or covenant defeasance will not otherwise alter the holders' U.S. federal income tax treatment of principal, premium, if any, and interest payments on the series of debt securities, which opinion, in the case of legal defeasance, must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law.

        Although we may discharge or defease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

        The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

  •
  secure any debt securities;

  •
  evidence the assumption by a successor corporation of our obligations;

  •
  add covenants for the protection of the holders of debt securities;

  •
  add one or more guarantees for the benefit of holders of debt securities;

  •
  cure any ambiguity, defect or inconsistency in the indenture;

  •
  establish the forms or terms of debt securities of any series;

  •
  evidence and provide for the acceptance of appointment by a successor trustee;

  •
  provide for uncertificated debt securities in addition to or in place of certificated debt securities;

  •
  make any change that does not materially adversely affect the right of any holder; and

  •
  comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

        The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of all series of senior debt securities or subordinated debt securities, as the case may be, then outstanding and affected (voting as one class), add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities.

        We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

  •
  extend the final maturity of any debt security;

  •
  reduce the principal amount or premium, if any;

  •
  reduce the rate or extend the time of payment of interest;

  •
  reduce any amount payable on redemption;

  •
  change the currency in which the principal (other than as may be provided otherwise with respect to a series), premium, if any, or interest is payable;

  •
  reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

  •
  modify any of the subordination provisions or the definition of senior indebtedness applicable to any subordinated debt securities in a manner adverse to the holders of those securities;

  •
  alter provisions of the indenture relating to the debt securities not denominated in U.S. dollars;

  •
  impair the right to institute suit for the enforcement of any payment on any debt security when due;

  •
  reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences) provided for in the indenture; or

  •
  modify any provisions set forth in this paragraph.

Concerning the Trustee

        The indenture provides that there may be more than one trustee under the indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under the indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to that series at an office designated by the trustee in New York, New York.

        The indenture contains limitations on the right of the trustee, should it become a creditor of Intrepid, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties with respect to the debt securities, however, it must eliminate the conflict or resign as trustee.

        The holders of a majority in aggregate principal amount of any series of debt securities then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee with respect to such series of debt securities, provided that, the direction would not conflict with any rule of law or with the indenture, would not be unduly prejudicial to the rights of another holder of the debt securities, and would not involve any trustee in personal liability. The indenture provides that in case an Event of Default shall occur and be known to any trustee and not be cured, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee's power. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

        The indenture provides that no incorporator and no past, present or future stockholder, officer or director, of us or any successor corporation in their capacity as such shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law

        The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Law and Rules 327(b).

 DESCRIPTION OF GUARANTEES

        Any senior or subordinated debt securities may be guaranteed by one or more of our direct or indirect subsidiaries. Any guarantees under any series of debt securities will be described in the prospectus supplement relating thereto.

DESCRIPTION OF WARRANTS

        This section describes the general terms and provisions of our warrants to acquire our securities that we may issue from time to time. The applicable prospectus supplement will describe the terms of any warrant agreements and the warrants issuable thereunder. If any particular terms of the warrants described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

General

        We may issue warrants for the purchase of our debt securities, common stock, preferred stock or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you. We will file a copy of the warrant and warrant agreement with the SEC each time we issue a series of warrants, and these warrants and warrant agreements will be incorporated by reference into the registration statement of which this prospectus is a part. A holder of our warrants should refer to the provisions of the applicable warrant agreement and prospectus supplement for more specific information.

        The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:

  •
  the offering price;

  •
  the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

  •
  the number of warrants offered;

  •
  the securities underlying the warrants, including the securities of third parties or other rights, if any, to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of the warrants;

  •
  the exercise price and the amount of securities you will receive upon exercise;

  •
  the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

  •
  the rights, if any, we have to redeem the warrants;

  •
  the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

  •
  the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

  •
  the date on and after which the warrants and the related securities will be separately transferable;

  •
  U.S. federal income tax consequences;

  •
  the name of the warrant agent; and

  •
  any other material terms of the warrants.

        After your warrants expire they will become void. All warrants will be issued in registered form. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.

        Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

        The applicable warrant agreement may be amended or supplemented without the consent of the holders of the warrants to which it applies to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price and the expiration date, may not be altered without the consent of the holder of each warrant.

PLAN OF DISTRIBUTION

        The securities being offered by this prospectus may be sold by us or by a selling securityholder:

  •
  through agents;

  •
  to or through underwriters;

  •
  through broker-dealers (acting as agent or principal);

  •
  directly by us or a selling securityholder to purchasers, through a specific bidding or auction process or otherwise;

  •
  through a combination of any such methods of sale; or

  •
  through any other methods described in a prospectus supplement.

        The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the New York Stock Exchange or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

        Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

        If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.

        If a dealer is used in the sale of the securities, we, a selling securityholder, or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

        We or a selling securityholder may directly solicit offers to purchase the securities and we or a selling securityholder may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

        Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.

        Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

        Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

        Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

SELLING SECURITYHOLDERS

        Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference into this prospectus.

VALIDITY OF THE SECURITIES

        The validity of the securities offered hereby will be passed upon for us by Holme Roberts & Owen LLP, Denver, Colorado, or other counsel selected by us, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

        The consolidated balance sheets of Intrepid Potash, Inc. and subsidiaries (Intrepid) as of December 31, 2008 and 2007, and of Intrepid Mining LLC and subsidiaries (Mining) as of December 31, 2007, and the related consolidated statements of operations and cash flows of Intrepid for the period from April 25, 2008 through December 31, 2008, the related consolidated statements of stockholders' equity and comprehensive income for Intrepid for the year ended December 31, 2008 and the period from November 19, 2007 (inception) through December 31, 2007, and the related consolidated statements of operations, members' equity (deficit) and comprehensive income (loss), and cash flows of Mining for the period from January 1, 2008 through April 24, 2008, and for the years ended December 31, 2007 and 2006 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon authority of said firm as experts in accounting and auditing.

        Estimated quantities of our proven and probable reserves as of December 31, 2008, incorporated by reference in this prospectus, are based upon reserve reports prepared by us and reviewed and analyzed by Agapito Associates, Inc., independent engineering reserve consultants, based on mine plans and other data furnished by us.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy this information at the SEC's public reference room, which is located at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on its public reference room. This information is also available on-line through the SEC's Electronic Data Gathering, Analysis, and Retrieval System (EDGAR), located on the SEC's web site (http://www.sec.gov). Our SEC filings are also available through the New York Stock Exchange, on which our common stock is listed, at 20 Broad Street, New York, N.Y. 10005. Our internet address is http://www.intrepidpotash.com. The information on our web site is not incorporated into this prospectus.

 INCORPORATION BY REFERENCE

        We have filed a registration statement with the SEC on Form S-3. This prospectus is a part of the registration statement. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. The SEC allows us to "incorporate by reference" other documents filed with the SEC, which means that we can disclose important information to you by referring you to other documents. The information that is incorporated by reference is an important part of this prospectus and information that we file later with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC. SEC rules and regulations also allow us to "furnish" rather than "file" certain reports and information with the SEC. Any such report or information that has been "furnished" shall not be deemed to be incorporated by reference into or otherwise become a part of this prospectus, regardless of when furnished to the SEC. The documents listed below and any future filings made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act are incorporated by reference in this prospectus until the termination of this offering, (other than information in such filings that were furnished, under applicable SEC rules, rather than filed).

Filing	Period
Annual Report on Form 10-K	Year ended December 31, 2008
Quarterly Report on Form 10-Q	Quarter ended March 31, 2009
Current Reports on Form 8-K	Filed January 12, February 12 and June 10, 2009

        As you read the above documents, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents, or between a document and this prospectus, you should rely on the statements made in the most recent document.

        You may request a copy of any document incorporated by reference in this prospectus, at no cost, by writing or calling us as follows:

  William I. Kent
  Director of Investor Relations
  Intrepid Potash, Inc.
  707 17th Street, Suite 4200
  Denver, Colorado 80202
  (303) 296-3006

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth the expenses in connection with the issuance and distribution of the securities covered by this Registration Statement. All such expenses are estimates, other than the registration fee payable to the Securities and Exchange Commission, and will be borne by the Registrant.

Securities and Exchange Commission filing fee	$	*
Legal fees and expenses		**
Accounting fees and expenses		**
Miscellaneous		**

Total	$	**

    *
    Pursuant to Rules 456(b) and 457(r), the Registrant is deferring payment of the registration fee.

    **
    The applicable prospectus supplement will set forth the estimated amount of such expenses payable in respect of any offering of securities.

Item 15.    Indemnification of Directors and Officers

        Section 102 of the Delaware General Corporation Law, or the DGCL, grants us the power to limit the personal liability of our directors or our stockholders for monetary damages for breach of a fiduciary duty. Article VI of our restated certificate of incorporation eliminates the personal liability of directors for monetary damages for actions taken as a director, except for liability for breach of the duty of loyalty; for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law; under Section 174 of the DGCL (unlawful dividends); or for transactions from which the director derived improper personal benefit.

        Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers under certain prescribed circumstances against certain costs and expenses, actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director or officer of the corporation if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provision. Article IX of our amended and restated bylaws requires us to indemnify any current or former directors or officers to the fullest extent permitted by the DGCL, and to pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery to us of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise. Article IX also permits us to indemnify any current or former employees or agents to the fullest extent permitted by the DGCL, and to pay expenses incurred in defending any such proceeding in advance of its final disposition upon such terms and conditions, if any, as we deem appropriate.

        Section 145 of the DGCL authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against and incurred by such person in any such capacity, or arising out of such person's status as such. As permitted by Section 145 and Section 9.05 of our amended and restated bylaws, we have obtained insurance policies insuring our directors and officers against certain liabilities that they may incur in their capacity as directors and officers.

        We have entered into separate indemnification agreements with each of our directors and certain of our officers, which may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements may require us, among other things, to indemnify our directors and officers against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements may also require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified and to obtain directors' and officers' insurance, if available on reasonable terms.

        The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our restated certificate of incorporation or amended and restated bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Item 16.    Exhibits

        The following documents are filed as exhibits to this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
4.1	Restated Certificate of Incorporation of Intrepid Potash, Inc. (filed as Exhibit 3.1 to Registrant's Current Report on Form 8-K (file no. 001-34025) dated April 25, 2008, and incorporated herein by reference).
4.2	Amended and Restated Bylaws of Intrepid Potash, Inc., as amended effective November 13, 2008 (filed as Exhibit 3.1 to the Registrant's Current Report on Form 8-K (file no. 001-34025) dated November 19, 2008 and incorporated herein by reference).
4.3	Specimen Certificate of Intrepid Potash, Inc. common stock (filed as Exhibit 4.1 to the Company's Registration Statement on Form S-1 dated April 7, 2008 (Registration No. 333-148215) and incorporated herein by reference).
4.5	Form of Certificate of Designation.*
4.6	Form of Debt Securities Indenture between Intrepid Potash, Inc. and Wells Fargo Bank, N.A., as trustee.**
4.7	Form of Senior Debt Security.*
4.8	Form of Subordinated Debt Security.*
4.9	Form of Warrant Agreement.*
4.10	Form of Warrant Certificate.*
5.1	Opinion of Holme Roberts & Owen LLP relating to the validity of the securities being registered.**
12.1	Computation of ratio of earnings to fixed charges.**
23.1	Consent of KPMG LLP.**
23.2	Consent of Holme Roberts & Owen LLP (included in Exhibit 5.1).**
23.3	Consent of Agapito Associates, Inc.**
24.1	Power of Attorney (included on signature page).**
25.1	Form T-1 Statement of Eligibility and Qualification of the Trustee under the Trust Indenture Act of 1939.**

*
To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

**
Filed herewith.

Item 17.    Undertakings

(a)
The undersigned Registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (i)
  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

  (5)
  That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

  (iii)
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

  (iv)
  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver and State of Colorado, on July 13, 2009.

INTREPID POTASH, INC.
By:	/s/ ROBERT P. JORNAYVAZ III Robert P. Jornayvaz III Chairman of the Board and Chief Executive Officer

        We, the undersigned officers and directors of Intrepid Potash, Inc., hereby severally constitute and appoint David W. Honeyfield, Martin D. Litt and Geoffrey T. Williams, Jr., and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any and all amendments (including post-effective amendments or any abbreviated Registration Statement, and any amendments thereto, filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission; granting unto said attorneys-in-fact full power and authority to perform any other act on behalf of the undersigned required to be done in the premises, hereby ratifying and confirming all that said attorneys-in-fact lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT P. JORNAYVAZ III Robert P. Jornayvaz III	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	July 13, 2009
/s/ DAVID W. HONEYFIELD David W. Honeyfield	Executive Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer)	July 13, 2009
/s/ RODNEY D. GLOSS Rodney D. Gloss	Vice President and Controller (Principal Accounting Officer)	July 13, 2009
/s/ HUGH E. HARVEY, JR. Hugh E. Harvey, Jr.	Chief Technology Officer and Director	July 13, 2009
/s/ TERRY CONSIDINE Terry Considine	Director	July 13, 2009
/s/ J. LANDIS MARTIN J. Landis Martin	Director	July 13, 2009
/s/ BARTH E. WHITHAM Barth E. Whitham	Director	July 13, 2009